Exhibit 1.1

NAVIOS MARITIME ACQUISITION CORPORATION

(a Marshall Islands corporation)

13,000,000 shares of

Common Stock (par value $0.0001 per share)

UNDERWRITING AGREEMENT

Dated: February 14, 2014

NAVIOS MARITIME ACQUISITION CORPORATION

(a Marshall Islands limited partnership)

13,000,000 shares of

Common Stock ($0.0001 par value per share)

UNDERWRITING AGREEMENT

February 14, 2014

CITIGROUP GLOBAL MARKETS INC.

RS PLATOU MARKETS, INC.

DEUTSCHE BANK SECURITIES INC.

as Representatives of the several Underwriters

c/o     Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Navios Maritime Acquisition Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”) confirms its agreements with Citigroup Global Markets Inc. (“Citi”), RS Platou Markets, Inc. (“RS Platou”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citi, RS Platou and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,950,000 additional Shares. The aforesaid 13,000,000 Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,950,000 Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities (the “Offering”) as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The transactions to be effected pursuant to the terms of this Agreement, including without limitation this Offering , are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions have entered, or will enter, into various agreements and related documents, which shall be collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-191266), including a base prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement to the base prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective, and including the documents filed as part thereof or incorporated by reference therein and the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The base prospectus, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the Offering, including the documents incorporated by reference therein and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants with respect to all subsections under this Section 1(a) to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for the use of Form F-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, (including any prospectus wrapper, if any) at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each of the statements made by the Company (a) in the most recent preliminary prospectus as of the Applicable Time and (b) in the Prospectus or any amendments or supplements thereto at the time the Prospectus or any such amendments or supplements were issued, in each case within the coverage of Rule 175(b) of the 1933 Act Regulations, including any projections of results of operations or statements with respect to future available cash or future cash distributions or dividends of the Company or the anticipated ratio of taxable income to distributions or dividends, was made or will be made with a reasonable basis and in good faith. As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedules B-1 and E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:40 A.M. (Eastern Time) on February 14, 2014 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. PricewaterhouseCoopers S.A., who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(v) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein on the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Company Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the Republic of the Marshall Islands, and has full corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each other jurisdiction in which such qualification is required for the conduct of the business as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect or subject the Company to any material liability or disability.

(viii) Subsidiary Incorporation and Qualification. Each subsidiary of the Company listed on Schedule C hereto (each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General

Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights of any security holder of such Subsidiary. The other subsidiaries of the Company other than Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(ix) Valid Issuance of the Securities. At the Closing Time, the Initial Securities will be duly authorized by the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable; and at the Closing Time, the Option Securities will be duly authorized for issuance and sale pursuant to by the Company and, upon exercise of the option provided in Section 2(b), when issued and delivered by the Company to the Underwriters pursuant to Section 2(b), the Option Securities will be validly issued and fully paid and non-assessable; the Securities conform to all statements relating thereto contained or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the certificate of incorporation of the Company; no holder of the Securities will be subject to personal liability by reason of being such a holder.

(x) Capitalization. As of December 31, 2013, the Company would have on a historical basis and on an as adjusted basis, both as indicated in the Registration Statement, General Disclosure Package and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. At the Closing Time, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2(b), the Company will have issued and outstanding 149,714,942 shares of common stock.

(xi) No Preemptive Rights or Options; No Registration Rights. Except as identified in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or (B) outstanding options or warrants to purchase any securities of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xii) Authority and Authorization. The Company has the legal right and power, and all authorization and approval required by law, to enter into this Agreement. The Company has all requisite power and authority to issue, sell and deliver the Securities to the Underwriters in accordance with and upon the terms and conditions set forth in this Agreement. At each Date of Delivery, all corporate action (including stockholder action) required to be taken by any of the Company for the authorization, issuance, sale and delivery of the Securities, and by the Company for the execution and delivery of the Transaction Documents and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents shall have been validly taken.

(xiii) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization, Execution, Delivery and Enforceability of Transaction Documents.

At or before the Closing Time, the Transaction Documents will have been duly authorized, executed and delivered by the Company and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with their terms;

provided that, with respect to each agreement described in this subsection (xiv), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xv) Absence of Defaults and Conflicts. The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated herein; and the execution, delivery and performance of this Agreement and the Transaction Documents, including the consummation of the Transactions and the transactions contemplated in the Registration Statement (including but not limited to the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated herein), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xvi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over the Company or any of its properties or assets is required in connection with the

Offering, issuance or sale by the Company of the Securities, the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and, on or prior to the Closing Time or applicable Date of Delivery, the performance of this Agreement or the consummation of the Offering to be consummated on or prior to the applicable Date of Delivery except (A) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the Closing Time or applicable Date of Delivery will be, obtained, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated herein and (D) as disclosed in the General Disclosure Package.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company exists, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the documents incorporated by reference therein (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the Transactions as contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are parties or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so described and filed as required.

(xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries considered as one enterprise; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Transactions, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxii) Absence of Manipulation. None of the Company nor any affiliate thereof has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiii) Vessel Title and Registration. Each of the vessels described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by subsidiaries of the Company has been duly registered as a vessel in the name of the relevant subsidiary (as applicable) under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in any of the vessels as against any charterer or third party, and all such vessels are owned directly by such subsidiary free and clear of all natural heirs, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiv) Permits. Each of the Company and its subsidiaries has or operates pursuant to, or at the Closing Time and each Date of Delivery will have or will operate pursuant to, such permits, Consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all applicable declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) and except for such Consents, Permits, declarations and filings that, if not obtained or operated pursuant to or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), each of the Company and its subsidiaries has, or at each Date of Delivery will have, fulfilled and performed all its material obligations with respect to such applicable Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such failure to fulfill or perform any material obligations, any non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(xxv) Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, friable asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has, or operates pursuant to, or at the Closing Time will have or will operate pursuant to all applicable permits, authorizations and approvals required to conduct its business in the manner described in the Registration Statement, General Disclosure Package and the Prospectus (and any documents incorporated by reference therein) under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Accounting Controls and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxviii) Transfer Taxes. There are no transfer, documentary, stamp, capital, issuance, registration, transaction, value added or withholding taxes, duties or charges or other similar taxes, fees or charges under the laws of the Republic of the Marshall Islands (or any political subdivision thereof) required to be paid by the Company, Underwriters or investors in the Offering (A) in connection with the execution and delivery of this Agreement or (B) in connection with the issuance and sale of the Securities by the Company to the Underwriters or the sale of the Securities by the Underwriters to the investors in the Securities.

(xxix) Payment of Taxes. Each of the Company and its subsidiaries has filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof (taking into account any properly obtained extensions with respect thereto), except in any case in which the failure so to file would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no tax deficiencies, assessments or other claims that has been, or could reasonably be expected to be, asserted against the Company or its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(xxx) Investment Company Act. The Company is not and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Passive Foreign Investment Company. Based on its actual and projected income, assets and activities, the Company should not be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the 2014 taxable year and subsequent taxable years.

(xxxii) Section 883 Exemption. After giving effect to the Transactions and the exercise in full of the option provided in Section 2(b) hereof, based upon the assumptions and subject to the limitations set forth in the Registration Statement, General Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Company believes it will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Code for the tax year ending December 31, 2014 and will qualify for future tax years, provided that less than 50% of shares of the Company’s common stock, par value $0.0001 per share, are owned by “5-percent shareholders” (other than Navios Maritime Holdings Inc.) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days in the relevant year.

(xxxiii) Insurance. Except as otherwise disclosed in the Registration Statement, the Company and its subsidiaries carry or are entitled to the benefits of insurance with respect to their respective businesses, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company and its subsidiaries have no reason to believe that they will not be able (A) to renew their existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage with respect to their respective businesses from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxiv) Statistical and Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxv) Foreign Corrupt Practices Act. None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

For the avoidance of doubt, as used in this subsection (xxxv) and in subsection (xxxvi) and (xxxvii), references to any director, officer, agent, employee, affiliate or other person acting on behalf of the Company shall be deemed to refer to such persons only insofar as they act in such capacities.

As used in this subsection (xxxv) and subsections (xxxvi) and (xxxvii), the knowledge of the Company shall mean the actual knowledge of the directors, executive officers and significant employees named in the Schedule D hereto.

(xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii) OFAC. Except as otherwise publicly disclosed, neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate or agent of the Company or any of its subsidiaries or any entity or individual (“Person”) in control of the Company or any of its subsidiaries, is (i) the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, vessel or other Person, to fund any activities of or business with any Person, vessel or entity, in Syria, Burma/Myanmar, Cuba, Iran, North Korea, Sudan, or any other country or territory that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company, any of its subsidiaries (while a subsidiary) nor, to the knowledge of the Company, any director, officer or agent of the Company or any of its subsidiaries or any Person in control of the Company has, within the past five years, (i) engaged in or is currently engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction would subject the Company, any of its subsidiaries or any of its directors, officers, agents or entity or Person in control of the Company to Sanctions or (ii) been subject to civil or criminal enforcement for the violation of Sanctions. The Company will operate its business in a manner that is compliant with Sanctions laws from the perspective of the Company, its subsidiaries, any director, officer or other affiliate or agent of the Company or any of its subsidiaries and/or any person participating in the offering, whether as underwriter, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as it may deem necessary or appropriate to avoid violations of Sanctions laws from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. The Company and its subsidiaries have and will maintain in place systems, written policies and procedures reasonably designed to monitor and ensure compliance with the preceding reps. For purposes of this representation, the representation shall be the Company’s knowledge with respect to any asset before the Company’s acquisition of the asset.

(xxxviii) No Broker’s Fees. Other than as described in the Registration Statement, General Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Company is not party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxxix) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any documents incorporated by reference therein) that is not so described.

(xl) Foreign Private Issuer. The Company is a “foreign private issuer” (as defined in Regulation S under the 1933 Act).

(xli) Withholding Taxes. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (and any documents incorporated by reference therein), distributions made by the Company to holders of the Securities will not be subject under the current laws of its jurisdiction of incorporation or any political subdivision of such jurisdiction to any withholding or similar charges for or on account of taxation.

(xlii) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of formation of the

Company (each a “Relevant Jurisdiction”) and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. The Company has the power to submit and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Company to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.

(xliii) Waiver of Immunities. The Company, and its obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Company nor any of its respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Greek, Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(xliv) Enforceability of New York Judgment. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (or any documents incorporated by reference therein) and subject to the relevant exequatur procedure, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company, as the case may be, by the courts of any Relevant Jurisdiction without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(xlv) Validity under the Laws of each Relevant Jurisdiction. It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein in order to enable an Underwriter to enforce its rights under this Agreement for such Underwriter to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.

(xlvi) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xlvii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may freely be transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands

(xlviii) The Company is a “foreign private issuer” (as defined in Regulation S under the Securities Act).

(b) Officer’s Certificates. Any certificate signed by any officer of any of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such executing party to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price per share set forth in Schedule B-2, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,950,000 Shares at the price per share set forth in Schedule B-2, less an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in its discretion shall make to eliminate any sales or purchases of fractional units.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment for the Initial Securities, and for any of the Option Securities, if applicable, shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives through the facilities of the Depositary Trust Company for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended

Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time under the circumstances prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (as defined in Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the supplemental listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of each of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) any offer for sale, sale or other issuance of shares of common stock or other securities to Navios Maritime Holdings Inc (“Navios Maritime”) or any of its subsidiaries in connection with the acquisition by the Company of any assets from Navios Maritime or any of its subsidiaries, provided that any such recipient of shares of common stock or other securities enters into a lock-up arrangement for the remainder of the 45-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Investment Company. For a period of five years after the latest Date of Delivery, the Company will use its reasonable best efforts to ensure that neither it, nor any subsidiary thereof, shall become an investment company as defined in the 1940 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any

amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and employees of the Company and any such consultants, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the supplemental listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of the out-of-pocket expenses actually incurred by the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of an officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b) Opinion of Thompson Hine LLP. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Thompson Hine LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters to the effect set forth in Exhibit A-1 and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Vasiliki Papaefthymiou. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vasiliki Papaefthymiou, Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Marshall Islands Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Reeder & Simpson, P.C., Marshall Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to such matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(f) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to its knowledge, contemplated by the Commission.

(g) CFO Certificate. At Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of each of the Applicable Time and the Closing Time, to the effect set forth in Exhibit B hereto.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers S.A. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(j) Approval of Listing. At Closing Time, the Securities shall have been approved for supplemental listing on the New York Stock Exchange, subject only to official notice of issuance.

(k) No Objection. The Financial Industry Regulatory Authority, Inc. has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the certificate they delivered at the Closing Time pursuant to Section 5(f) hereof remain true and correct as of such Date of Delivery.

(ii) CFO Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the Company to the effect set forth in Exhibit B hereto.

(iii) Opinion of Thompson Hine LLP. The favorable opinion of Thompson Hine LLP, U.S. counsel for the Company in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iv) Opinion of Vasiliki Papaefthymiou. The favorable opinion of Vasiliki Papaefthymiou, Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(v) Opinion of Marshall Islands Counsel for the Navios Parties. The favorable opinion of Reeder and Simpson, P.C., Marshall Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers S.A., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 16, 17, 18, 19 and 20 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and any documents incorporated by reference therein (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus and any documents incorporated by reference therein (or any amendment or supplement thereto) or any other offering document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Citi), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the fourthe, tenth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and its subsidiaries with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company and its subsidiaries with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16, 17, 18, 19, and 20 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013; RS Platou Markets Inc., 410 Park Avenue, Suite 710, New York, NY 10022, Attention: Marius Halvorsen and Attention: General Counsel and Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, N.Y. 10005, Attention: Equity Capital Markets – Syndicate Desk (F:212-797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel (F:212-797-4564), with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond; and notices to the Company shall be directed to the Company at 85 Akti Miaouli Street, Piraeus, Greece 185 38, attention of Vasiliki Papaefthymiou, with a copy to Thompson Hine LLP, 335 Madison Avenue, New York, New York 10017, attention of Todd E. Mason.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Company, or their respective partners, members, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Consent to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding brought by the Underwriters or their Affiliates against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought by the Underwriters or their Affiliates in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due (i) hereunder and (ii) in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves.

SECTION 17. Appointment of Agent for Service of Process.

(a) The Company hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them by any Underwriter or its Affiliates with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement, by serving a copy thereof upon any employee of any of the Company (in such capacity, the “Company Process Agent”) at any business location that any the Company may maintain from time to time in the United States.

(b) If at any time any of the Company has or maintains a business location in the State of New York (such person, the “New York Presence Obligor”), then the Company shall, within 30 days after such location is opened, is acquired or otherwise exists, irrevocably designate, appoint and empower the New York Presence Obligor as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of them by any Underwriter or its Affiliates in any United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures described for such courts (the “New York Process Agent”).

(c) If at any time either (i) the Company does not maintain a bona fide business location in the State of New York or (ii) a New York Presence Obligor exists but the Company fail to satisfy its obligations under the foregoing paragraph (b), then the Company shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Representatives), as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them by any Underwriter or its Affiliates in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Company, the New York Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Company agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 17 satisfactory to the Representatives.

(d) The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against any of them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) through (c) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(e) Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over any of the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(f) The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(g) The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part, and shall survive delivery and payment for the Securities.

SECTION 18. Waiver of Immunities. To the extent that any of the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each of the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 19. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder (including any underwriting discount) shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident or doing business for tax purposes (including any political subdivision therein) or any jurisdiction through which the Company or its agent makes a payment (including any political subdivision therein), excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 20. Judgment Currency. Each of the Company agrees to indemnify the Underwriters against any loss incurred by such Underwriter as a result of any judgment or order being given or made against any of the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION

By	/s/ Leonidas Korres
Leonidas Korres
Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

RS PLATOU MARKETS, INC.

DEUTSCHE BANK SECURITIES INC.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Torney
Name: Dylan C. Torney
Title: Managing Director

By:	RS PLATOU MARKETS, INC.

By:	/s/ Marius Halvorsen
Name: Marius Halvorsen
Title: CEO

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Warren F. Estay
Name: Warren F. Estay
Title: Managing Director

By:	/s/ Francis Windeis
Name: Francis Windeis
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Underwriting Agreement Signature Page]

Exhibit A-1

FORM OF OPINION OF THOMPSON HINE LLP

WITH RESPECT TO CORPORATE MATTERS

TO BE DELIVERED PURSUANT TO SECTION 5(b)

February 20, 2014

Citigroup Global Markets Inc.

RS Platou Markets, Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Navios Maritime Acquisition Corporation - Public Offering of 12,000,000 Common Shares

Ladies and Gentlemen:

This opinion letter is furnished to you at the request of our client, Navios Maritime Acquisition Corporation, a Republic of Marshall Islands corporation (the “Company”), pursuant to Section 5(b) of the Underwriting Agreement, dated February 14, 2014 (the “Underwriting Agreement”), by and between the Company and Citigroup Global Markets Inc., RS Platou Markets, Inc. and Deutsche Bank Securities Inc., as Representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”). The Underwriting Agreement relates to the sale by the Company to the Underwriters, acting severally and not jointly, of 12,000,000 shares of its common stock, par value $0.0001 per share (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) the registration statement (File No. 333-191266), including the prospectus of the Company dated November 22, 2013 as supplemented on February 14, 2014 (together, the “Prospectus”) with respect to the offering of the Common Shares included therein (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”). The Registration Statement was declared effective by the Commission on November 22, 2013. All references herein to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the date hereof. For purposes of this opinion, all references to the Registration Statement and the Prospectus shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gather, Analysis and Retrieval (“EDGAR”) system.

We have acted as counsel for the Company in connection with the public offering of the Common Shares. In connection with the rendering of the opinions set forth below, we have examined and relied upon the Amended and Restated Articles of Incorporation of the Company, as amended; the By-laws of the Company; such corporate records of the Company as we have deemed material; the Underwriting Agreement; the letter to be delivered by PricewaterhouseCoopers S.A., the Company’s auditor, to the

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Underwriters, dated as of the date hereof; the Registration Statement together with the exhibits thereto filed with the Commission and all versions of the Registration Statement filed with the Commission prior to its effectiveness; the Prospectus; the documents incorporated or deemed to be incorporated by reference into the Registration Statement and Prospectus (it being understood that any statement contained in a document incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus shall not be deemed to constitute a part thereof to the extent modified or superseded by a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference therein); the certificates of the officers of the Company delivered to the Underwriter pursuant to Sections 5(f) and 5(g) of the Underwriting Agreement and such other certificates, records and documents as we have deemed necessary for the purposes of this opinion.

Insofar as this opinion relates to factual matters, information with respect to which is in possession of the Company, we have relied, in the absence of our actual knowledge to the contrary, with your permission, upon certificates, statements and representations and warranties of the Company contained in and made by the Company pursuant to the Underwriting Agreement, and upon statements contained in the Registration Statement and the General Disclosure Package.

In our examination of the documents referred to above, we have assumed, without independently verifying such assumptions, (i) the genuineness of all signatures on all documents and instruments examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, including documents transmitted by fax, Adobe Portable Document format (PDF) or electronically, and the authenticity of the originals of such documents. We have further assumed, without independent inquiry or investigation, that the Underwriters have all requisite power and authority, have taken all necessary action (corporate or otherwise), and have received all necessary consents and approvals, to authorize, execute and deliver the Underwriting Agreement, and to effect the transactions contemplated thereby, and that the Underwriting Agreement has been duly authorized and validly executed and delivered on behalf of the Underwriters, and that the Underwriting Agreement constitutes the legal, valid and binding obligation of the Underwriters. You have not asked us to express, and we do not herein express, any opinion as to the application of any federal or state law or regulation as to the authority of the Underwriters. We have further assumed that the Underwriters have complied with all applicable federal, state and non-U.S. securities laws and the rules and regulations of the Financial Industry Regulatory Authority in effecting the transactions contemplated by the Underwriting Agreement.

As used in this opinion, the expressions “to our knowledge,” “to our best knowledge,” “matters known to us,” “matters coming to our attention,” “no facts have come to our attention” or words of similar import shall, except as otherwise specifically described herein, mean the actual knowledge of the existence or absence of any facts or information by any lawyers in this firm who give or have given substantive attention to legal matters for the Company (and not including any constructive or imputed notice of any information). Other than as set forth herein, we have not undertaken for purposes of this opinion letter any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not searched any computerized or electronic databases or the dockets of any court, regulatory body or governmental agency or other filing office in any jurisdiction.

We call your attention specifically to the fact that we are not admitted to practice in the Republic of Marshall Islands. We have made no independent investigation of Republic of Marshall Islands law. In rendering this opinion, we have relied, as to matters involving the application of the laws of the Republic of Marshall Islands, upon the opinion of Reeder & Simpson P.C., special counsel to the Company, dated and furnished to the Representatives as of the Closing Time. We express no opinion with respect to any questions of choice of law, choice of venue, choice of jurisdiction, conflict of laws or enforceability of any indemnification provisions.

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Our opinions are limited to the federal law of the United States of America and the Business Corporation Law of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions and, except as otherwise noted, are rendered as of the date hereof. To the extent that any opinion relates to laws, rules and regulations, it is understood that we have not conducted any special investigation of laws, rules or regulations and our opinion with respect thereto is limited to such United States and New York laws, rules and regulations as in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

We express no opinion regarding the securities or “blue sky” laws of any state or jurisdiction. We also express no opinion with respect to the existence, due incorporation, valid existence, good standing or operations of the Company or any of the Subsidiaries.

Our opinion in paragraph 1, as to the existence of no issued, pending or threatened stop order suspending the effectiveness of the Registration Statement is based solely upon telephonic confirmation by a staff member of the Commission or electronic confirmation on the Commission’s website, in either case, on February 20, 2014.

Based upon the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

2.	The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430B Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

3.	The statements in the Registration Statement, the General Disclosure Package and the Prospectus and the documents incorporated by reference therein under the captions “The Securities We May Offer—Common Stock” and “Description of Securities—Registration Rights” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, provided, however, that we express no opinion with respect to any laws other than the laws of the State of New York and, to the extent specifically identified in these opinions, the federal laws of the United States of America.

4.	To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement (or any documents incorporated by reference therein) or to be filed as exhibits to the Registration Statement (or any documents incorporated by reference therein) by the 1933 Act or the 1934 Act other than those described or referred to therein or filed as exhibits thereto.

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5.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York state governmental authority (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with (a) the due authorization, execution and delivery of the Underwriting Agreement or (b) the offering, issuance, sale or delivery of the Common Shares.

6.	None of the offering, issuance and sale by the Company of the Common Shares, the consummation of the Transactions and the other transactions contemplated by the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents (i) conflicts, or will conflict, with or constitutes, or will constitute, a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) the Underwriting Agreement or the Agreements and Instruments, or (ii) violates (A) any United States federal or New York state statute, law, rule or regulation or (B) any judgment, order or decree to our knowledge applicable to the Company of any United States federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, assets or operations.

7.	To our knowledge, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

8.	The Company is not, and upon the issuance and sale of the Common Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” under the 1940 Act.

9.	The execution, delivery and performance of the Underwriting Agreement and the Transaction Documents (including the issuance and sale of the Common Shares and the use of the proceeds from the sale of the Common Shares as described in the Prospectus under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, in each case solely to the extent filed as an exhibit to the Company’s most recent 20-F or as an exhibit to a 6-K filed after the date of the Company’s most recent 20-F (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect).

10.

Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legally valid and binding obligation of the Company under the laws of the Republic of Marshall Islands, the submission of the Company to the nonexclusive jurisdiction of the courts of the State of New York and United States federal courts located in the County of New York (each, a “New York court”) pursuant to Section 16 of the Underwriting Agreement is legal, valid and binding under the laws of the State of New York; except that we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action or proceedings relating to any Transaction Document or the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist; and provided further that under NYCPLR §510 a New York State court may have discretion to transfer the place

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of a trial, under 28 U.S.C. §1404(a) a United States District Court has discretion to transfer an action from one federal court to another, and a United States federal court has discretion to dismiss such action or proceeding on the grounds that such court is an inconvenient forum for such action or proceeding.

11.	The legal conclusions as to the application of United States federal income tax law under the caption “Material U.S. Federal Income Tax Considerations” in the Prospectus (subject to the qualifications set forth in such discussions) constitute the opinion of Thompson Hine LLP.

In the course of our participation, as counsel to the Company, in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have examined information available to us, including legal records, documents and proceedings, and have participated in conferences with, among others, representatives of the Underwriters and of Underwriters’ counsel, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus were discussed.

Without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, we have no reason to believe that: (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its issue date or as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no statement or belief with respect to (x) any financial statements, including the notes and schedules thereto and the auditors’ reports, if any thereon or (y) other financial data included in the Registration Statement, General Disclosure Packageor the Prospectus).

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom.

The opinions set forth above are also subject to, and may be limited by, the effect of any conduct or course of conduct which may serve to modify, amend or waive the benefit of any provisions of the Underwriting Agreement notwithstanding the absence of a written modification or amendment signed by the parties or a waiver signed by the party benefited thereby.

This opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in fact or law after the date hereof pertaining to any matter referred to herein or to modify, further qualify or limit or withdraw any of our opinions as a result of any such change. Furthermore, no assurances can be given that future legislation, judicial or administrative changes, on either a prospective or retrospective basis, would not adversely affect the accuracy of the opinions stated herein. This opinion letter is furnished to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters pursuant to the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph hereof. This letter is not to be used, circulated, quoted, relied upon or otherwise referred to by you for any other purpose, or by any other person for any purpose, except with our express prior written consent.

Very truly yours,

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Exhibit A-2

FORM OF OPINION OF VASILIKI PAPAEFTHYMIOU

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Citigroup Global Markets Inc.

RS Platou Markets, Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Navios Maritime Acquisition Corporation

Ladies and Gentlemen:

I am the Secretary of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”). I am delivering this opinion pursuant to Section 5(c) of the Underwriting Agreement, dated February 14, 2014 (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc., RS Platou Markets, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named on Schedule A thereto.

All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as I have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied in good faith upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company and others, and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein (other than with respect to the accuracy of factual representations and warranties of the Company, which I have not assumed).

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Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

(i) Except as disclosed in the public filings of the Company, there is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

(iii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority in Greece is necessary or required in connection with (a) the due authorization, execution and delivery of the Underwriting Agreement or the Transaction Documents or (b) the offering, issuance, sale or delivery of the Securities.

(iv) None of the offering, issuance and sale by the Company of the Securities, the consummation of the Transactions and the other transactions contemplated by the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any of the Agreements and Instruments, or (ii) violates (A) any statute, law, rule or regulation in Greece or (B) any judgment, order or decree to our knowledge applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in Greece having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties.

I am solely registered to practice law in Greece. The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of Greece, as in effect on the date hereof. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

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The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent. In addition, this letter and its benefits are not assignable, without my prior written consent.

Very truly yours,

Vasiliki Papaefthymiou

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Exhibit A-3

FORM OF OPINION OF NAVIOS PARTIES’ MARSHALL ISLANDS COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

February 20, 2014

Citigroup Global Markets Inc.

RS Platou Markets, Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Navios Maritime Acquisition Corporation (the “Company”)

Ladies and Gentlemen

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”) and are members in good standing of the Bar of the RMI. We are acting as legal counsel in the RMI to the Company in connection with (i) the Company’s public offering of 12,000,000 shares of its common stock, par value $0.0001 per share (the “Securities”), (ii) the Underwriting Agreement dated February 14, 2014 (the “Underwriting Agreement”) between the Company, and Citigroup Global Markets Inc., RS Platou Markets, Inc. and Deutsche Bank Securities Inc., as Representatives of the several underwriters (collectively, the “Underwriters”) and (iii) the registration statement (File No. 333-191266), including the prospectus of the Company dated November 22, 2013 as supplemented on February 14, 2014 (together, the “Prospectus”), with respect to the offering of the Securities included therein (as amended, the “Registration Statement”). This opinion is furnished to the Underwriters pursuant to Section 5(d) of the Underwriting Agreement at the request of the Company. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals, facsimiles or electronic versions, certified or otherwise identified to our satisfaction of the documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have also made such examinations of matters of law as we deemed necessary in connection with the opinions expressed herein.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

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We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than, the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein. This opinion is issued solely for and may be relied upon solely by the Underwriters in connection with the offering of the Securities and is not to be made available to, or relied upon by, any other person, firm or entity without our express consent in writing. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that:

i.	The Company and each of the Subsidiaries, except Ios Shipping Corporation, Navios Acquisition Finance (US) Inc., Shinyo Dream Limited, Shinyo Kannika Limited, Shinyo Kieran Limited, Shinyo Loyalty Limited, Shinyo Navigator Limited, Shinyo Ocean Limited, Shinyo Saowalak Limited and Skopelos Shipping Corporation, has been duly formed or incorporated, as applicable, and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands.

ii.	The Company and each of the Subsidiaries has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

iii.	The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such holder.

iv.	The issuance of the Securities is not subject to the preemptive or other similar statutory or, to the best of our knowledge, contractual, rights of any securityholder of the Company.

v.	Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, all of the issued and outstanding capital stock of the Company and each of the Subsidiaries has been duly authorized and validly issued, and is fully paid and non-assessable. Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, the Subsidiaries are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiaries.

vi.	At the Closing Time after giving effect to the Transactions the issued and outstanding shares of common stock of the Company will be [ ].

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vii.	The Transaction Documents have been duly authorized, executed and delivered by the Company.

viii.	The information in the Registration Statement, the General Disclosure Package and the Prospectus (and the documents incorporated by reference therein) under “Risks Related to Our Common Stock and Capital Structure,” “Marshall Islands Tax Considerations,” and “Enforceability of Civil Liabilities and Indemnification for Securities Act Liabilities” to the extent that it constitutes matters of law, summaries of legal matters, legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects, and our opinion set forth under “Marshall Islands Tax Considerations” is confirmed.

ix.	No filing with or authorization, approval, consent, license, order, registration, qualification or decree of, any Marshall Islands court or governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the Transaction Documents or for the offering, issuance, sale or delivery of the Securities, assuming the Securities will not be offered in the Marshall Islands.

x.	None of the offering, issuance and sale by the Company of the Securities, the consummation of the Transactions and other transactions contemplated by the Transaction Documents or the performance by the Company of their obligations under the Transaction Documents (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Agreement or Instrument governed by Marshall Islands law, or (ii) violates (A) any Marshall Islands statute, law, rule or regulation or (B) any judgment, order or decree to our knowledge applicable to the Company of any Marshall Islands court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

xi.	To the best of our knowledge, the Company has good and valid title to the assets described in the Registration Statement and the documents incorporated by reference therein.

We also qualify our opinion to the extent that the enforceability of the rights and remedies provided for in the Underwriting Agreement (a) may be limited by insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors rights from time to time in effect and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Sincerely,

Reeder & Simpson P.C.

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Exhibit B

NAVIOS MARITIME ACQUISITION CORPORATION

Chief Financial Officer’s Certificate

February 14, 2014

I, Leonidas Korres, Chief Financial Officer of Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), hereby certify on behalf of the Company (and not in my personal capacity), pursuant to Section 5(g) of the underwriting agreement, dated February 14, 2014, by and among the Company and Citigroup Global Markets Inc., RS Platou Markets, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”), that (all defined terms used but not defined herein shall have such meanings as defined in the Underwriting Agreement):

1.	I am providing this certificate solely in connection with the offering by the Company of 13,000,000 shares of common stock, par value $0.0001 per share, of the Company pursuant to a Preliminary Prospectus, dated February 13, 2014.

2.	I can confirm that as at February 14, 2014 there was no increase in the current portion of long term debt and long-term debt (combined) of the Company and its subsidiaries as compared with amounts shown in the December 31, 2013 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, except as follows:

	February 14, 2014		December 31, 2013
(In thousands of US dollars)
Total current portion of long termdebt and long term debt combined	[	]	[	]

3.	I have reviewed the financial data attached as Exhibit A, I certify that all numbers circled have been appropriately derived from the Company’s accounting books and records or schedules and such circled numbers are accurate in all material respects.

4.	I have reviewed the financial data attached as Exhibit B. I certify that all numbers circled agree with the audited consolidated financial statements of the Company and its subsidiaries as of December 31, 2009 and for the year ended December 31, 2009, included in the Company’s annual report on Form 20-F for the year ended December 31, 2009, and that such circled numbers are accurate in all material respects. The Company has not received any notice or other indication from Rothstein Kass & Company, P.C., who audited such financial statements, that they no longer endorse their opinion or have revoked their opinion related to such financial statements.

5.	As of the date hereof, I am not aware of any new material risk factors or material changes to existing risk factors, to be included in the Company’s upcoming Form 20-F for the fiscal year ended December 31, 2013 the substance of which is not otherwise included or disclosed in the Company’s current public filings with the Securities and Exchange Commission.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on behalf of the Company as of the date first written above.

By:
Name: Leonidas Korres
Title: Chief Financial Officer

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Exhibit C

February 14, 2014

CITIGROUP GLOBAL MARKETS INC.

RS PLATOU MARKETS, INC.

DEUTSCHE BANK SECURITIES INC.

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

Re:	Proposed Public Offering by Navios Maritime Acquisition Corporation

Dear Sirs:

The undersigned, a shareholder and an officer and/or director of Navios Maritime Acquisition Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), understands that Citigroup Global Markets Inc. (“Citi”), RS Platou Markets Inc. (“RS Platou”) and Deutsche Bank Securities Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of common stock, par value $0.0001 per share of the Company (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 45 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citi and RS Platou directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Securities or any securities convertible into or exchangeable or exercisable for the Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Securities or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of each of Citi and RS Platou provided that (1) Citi and RS Platou receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

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(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding	the foregoing, if:

(1) during the last 17 days of the 45 day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of Citi and RS Platou waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 45-day lock-up period pursuant to the previous paragraph will be delivered by each of Citi and RS Platou to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 45-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 45-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

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Very truly yours,

Signature:
Print Name:

[Signature Page to Lock-Up]

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